Exhibit 11(b) under Form N-1A
                       Exhibit 23 under Item 601/Reg. S-K

Consent of Independent Accountants



We hereby consent to the incorporation by reference into the Prospectus and the Statement of Additional Information constituting parts of this Post-Effective Amendment No. 3 to the registration statement on Form N-1A (the "Registration Statement") of our report dated October 16, 1998 relating to the financial statements and financial highlights appearing in the August 31, 1998 Annual Report of the Deutsche Top 50 World, Deutsche Top 50 Europe, Deutsche Top 50 Asia, Deutsche Top 50 US, Deutsche European Mid-Cap Fund, Deutsche German Equity Fund, Deutsche Japanese Equity Fund, Deutsche Global Bond Fund, and Deutsche European Bond Fund (nine of the eleven funds constituting Deutsche Funds, Inc.) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus, under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP 1177 Avenue of the Americas New York, New York 10036 November 2, 1998